SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C, 20549

                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):                  July 28, 1998
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                              THE FINOVA GROUP INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                                 1-11011                               86-0695381
-------------------------------------------------------------------------------------------------------
(State or Other Jurisdiction                    (Commission                          (I.R.S. Employer
       of Incorporation)                        File Number)                        Identification No.)


1850 NORTH CENTRAL AVENUE, P. O. BOX 2209, PHOENIX, ARIZONA           85004-2209
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:                 602/207-6900
                                                   -----------------------------

Item 5.  Other Events.

         A. The FINOVA Group Inc. announced revenues, net income and selected financial data and ratios for the second quarter ended June 30, 1998 (unaudited).

Item 7.  Financial Statements and Exhibits.

         (c)   Exhibits:


                       Exhibits                        Title
                     -------------      ----------------------------------------

                         28               Press Release of The FINOVA Group Inc.
                                          dated July 28, 1998

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                              THE FINOVA GROUP INC.

                                                  (Registrant)



Dated:  July 31, 1998          By        /s/ Bruno A. Marszowski
                                  ----------------------------------------------
                                  Bruno A. Marszowski, Senior Vice President,
                                  Chief Financial Officer and Controller
                                  Principal Financial Officer/Authorized Officer

                                   EXHIBIT 28


Meilee Smythe                                                      Embargo until
Senior Vice President - Treasurer                             8:00 a.m. (E.D.T.)
602/ 207-2664


                              The FINOVA Group Inc.

                   Announces Record Second Quarter Net Income

                                  22% Increase



PHOENIX, Ariz., July 28, 1998 -- The FINOVA Group Inc. (NYSE: FNV) today announced record net income of $41.0 million for the second quarter of 1998, a 22% increase over net income of $33.8 million a year ago. Net income for the first six months of 1998 increased to $80.1 million, also up 22% from 1997.

         Diluted earnings per share for the three months ended June 30, 1998 increased by 17% to $0.69 compared to $0.59 for the second quarter of 1997. For the first six months of 1998, diluted earnings per share were $1.34 compared to $1.15 for the six months ended June 30, 1997, also an increase of 17%. The 1998 period includes 1.7 million additional shares issued in the fourth quarter of 1997 to purchase the business of FINOVA Realty Capital (formerly Belgravia Capital Corp.).

         "FINOVA continues to increase its profitability as the company develops new programs to meet the needs of its dynamic middle market customers," commented FINOVA Chairman and CEO Sam Eichenfield. Annualized operating margins as a percentage of average earning assets widened to 6.5% for the three months ended June 30, 1998 from 6.0% in the comparable 1997 quarter as the interest margin component remained relatively constant and volume-based fees more than doubled to $19.1 million compared to $8.6 million one year ago.

         In addition to the 15% growth in managed assets from a year ago, backlog surged to $2.3 billion at June 30, 1998 from $1.4 billion at the end of the second quarter of 1997 (and $1.8 billion at March 31, 1998). New business and fee-based volume totaled $2.7 billion and $5.2 billion for the three and six months ended June 30, 1998, respectively, and were significantly greater than the $1.8 billion and $3.2 billion for the comparable periods.

         "FINOVA continues to maintain portfolio quality," Eichenfield added. Non-accruing assets were 2.1% of managed assets at June 30, 1998 compared to 2.1% at year-end 1997 and 2.0% at June 30, 1997. The provision for credit losses for the second quarter of 1998 was $16.0 million, compared to $18.3 million in 1997, and represented 115% of net write-offs for the period.

         "The addition to FINOVA's national marketing force of over 80 business development officers from the FINOVA Realty Capital acquisition is already beginning to pay off, not only in commercial mortgage banking, but also in cross-selling results," continued Eichenfield. "Even with the addition of these business development officers and their support staff, operating expenses remain in check." For the quarter ended June 30, 1998, operating expenses were 43.4% of operating margins compared to 42.8% one year ago, and for the six months ended June 30, 1998, the operating expense ratio remained constant with the prior year at 43.5%. Excluding the acquisition of the former Belgravia Capital Corp., FINOVA's operating expense ratio would have been 41.2% and 41.6% for the three and six months ended June 30, 1998, respectively.

     Income taxes were higher for the second quarter of 1998 than the same period a year ago due to the increase in pre-tax income and certain tax credits which were realized in 1997.

         The FINOVA Group Inc., through its principal operating subsidiary, FINOVA Capital Corporation, is one of the nation's leading financial services companies focused on providing a broad range of capital solutions primarily to midsize business. FINOVA is headquartered in Phoenix with business development offices throughout the U.S. and in London, U.K., and Toronto, Canada.

                                       ###

                              The FINOVA Group Inc.
                          and Consolidated Subsidiaries
                         Summary of Consolidated Income
                                   (Unaudited)
                  (Dollars in Thousands, except per share data)

                                                              Quarter Ended                 Six Months Ended
                                                                 June 30,                       June 30,
                                                       ----------------------------    ----------------------------
                                                           1998            1997            1998            1997
                                                       ------------    ------------    ------------    ------------

Interest earned from financing transactions            $    218,199    $    190,958    $    421,935    $    374,286
Operating lease income                                       31,425          28,946          64,088          54,911
Interest expense                                           (114,987)       (101,883)       (225,559)       (199,055)
Operating lease depreciation                                (20,495)        (17,610)        (37,665)        (34,059)
                                                       ------------    ------------    ------------    ------------
Interest margins earned                                     114,142         100,411         222,799         196,083
Volume-based fee income                                      19,103           8,583          41,259          16,367
                                                       ------------    ------------    ------------    ------------
Operating margin                                            133,245         108,994         264,058         212,450
Provision for credit losses                                 (16,000)        (18,300)        (25,500)        (26,300)
Gains on disposal of assets                                   9,582          10,468          10,805          13,701
Selling, administrative and other operating
expenses                                                    (57,779)        (46,612)       (114,737)        (92,490)
                                                       ------------    ------------    ------------    ------------
Income before income taxes                                   69,048          54,550         134,626         107,361
Income taxes                                                (27,068)        (19,853)        (52,623)        (39,851)
                                                       ------------    ------------    ------------    ------------
Income before preferred dividends                            41,980          34,697          82,003          67,510
Preferred dividends, net of tax                                (945)           (946)         (1,891)         (2,101)
                                                       ------------    ------------    ------------    ------------

Net Income                                             $     41,035    $     33,751    $     80,112    $     65,409
                                                       ============    ============    ============    ============


Basic earnings per share                               $       0.73    $       0.62    $       1.43    $       1.21
                                                       ============    ============    ============    ============
Basic average shares outstanding                         56,230,000      54,006,000      56,189,000      53,965,000
                                                       ============    ============    ============    ============

Diluted earnings per share                             $       0.69    $       0.59    $       1.34    $       1.15
                                                       ============    ============    ============    ============
Average shares outstanding assuming dilution             61,138,000      58,561,000      61,092,000      58,598,000
                                                       ============    ============    ============    ============


Dividends declared per common share                    $       0.14    $       0.12    $       0.28    $       0.24
                                                       ============    ============    ============    ============

                              The FINOVA Group Inc.
         Selected Consolidated Financial Data and Ratios (Unaudited) (1)
                             (Dollars in Thousands)

                                                                                                                      As of
                                                                             As of June 30                         December 31
                                                             ----------------------------------------------------------------------
FINANCIAL POSITION:                                                  1998                     1997                    1997
                                                             ---------------------    ---------------------    --------------------
 Ending funds employed (EFE)                                 $        8,928,644       $       7,826,196        $      8,399,456
 Securitizations and participations sold (2)                            502,032                 394,025                 457,967
                                                             ---------------------    ---------------------    --------------------
   Total managed assets                                               9,430,676               8,220,221               8,857,423
 Reserve for credit losses                                              178,070                 159,747                 177,088
 Nonaccruing assets                                                     196,824                 165,885                 187,356
 Nonaccruing assets as  % of managed assets (4)                             2.1%                    2.0%                    2.1%
 Reserve for credit losses as a % of:
   Ending managed assets (4) (5)                                            2.0%                    2.0%                    2.0%
   Nonaccruing assets                                                      90.5%                   96.3%                   94.5%
 Total debt                                                  $        7,345,194       $       6,338,122        $      6,764,581
 Preferred securities                                                   111,550                 111,550                 111,550
 Common shareowners' equity                                           1,152,097                 948,595               1,090,454
 Backlog                                                              2,263,504               1,440,831               1,601,218

                                                                                                        For the Six Months
                                                                For the Quarter Ended                         Ended
                                                                      June 30,                               June 30,
                                                    ---------------------------------------------- ------------------------------
PERFORMANCE HIGHLIGHTS:                                   1998                1997                1998                1997
                                                    -----------------    ----------------    ----------------    ----------------
 Average managed assets                             $      9,192,567     $     8,023,255     $     9,034,792      $    7,881,895
 Average earning assets (3)                                8,252,855           7,235,636           8,113,431           7,099,386
 New business                                                753,733             951,236           1,445,813           1,562,870
 Fee-based volume                                          1,960,182             862,442           3,764,614           1,677,673
 Net write-offs                                               13,881              11,135              26,987              15,224
 Net write-offs (annualized) as a % of
  average managed assets (4)                                    0.61%               0.56%               0.61%               0.39%
 Operating margin (annualized) as
  a % of average earning assets                                  6.5%                6.0%                6.5%                6.0%
 Interest margins earned
  (annualized) as a % of average
  earning assets                                                 5.5%                5.6%                5.5%                5.5%
 Selling, administrative and other
  operating expenses as a % of
  operating margin                                              43.4%               42.8%               43.5%               43.5%
Return (annualized) on average common
 equity                                                         14.4%               14.4%               14.3%               14.0%

---------------------------------------------------
(1)      Averages for the periods presented are based on month-end balances.
(2) Securitizations are assets sold under securitization agreements and managed by the Company.
(3) Average earning assets equal average funds employed less average deferred taxes on leveraged leases and average nonaccruing assets.
(4) Excludes participations sold in which the Company has transferred credit risk.
(5)      Excludes financing contracts held for sale.